Exhibit 10.3
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 10th day of August, 2023 by and between (a) SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“Bank), and (b) (i) OWLET BABY CARE, INC., a Delaware corporation (“Owlet Baby Care”), and (ii) OWLET, INC., a Delaware corporation (“Owlet”, and together with Owlet Baby Care, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.     Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of November 23, 2022, as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement dated as of March 27, 2023 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.     Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.     Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 12.2 (Definitions). The following term and its definition set forth in Section 12.2 of the Loan Agreement is amended in its entirety and replaced with the following:

“    “Adjusted EBITDA” shall mean (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income (i) Interest Expense, (ii) depreciation expense and amortization expense, (iii) income tax expense, (iv) non-cash stock compensation expense, (v) non-recurring transaction expenses associated with raising preferred equity in an aggregated amount not to exceed $1,000,000.00 at any given time, and (vi) non-cash warrant expense.”

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Exhibit 10.3
2.2Exhibit A (Compliance Statement). The Compliance Statement appearing as Exhibit A to the Loan Agreement is deleted in its entirety and replaced with the Compliance Statement attached as Schedule I hereto.

3.Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Release by Borrower.

4.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

4.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

4.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

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Exhibit 10.3

4.4This release may be pleaded as a full and complete defense and/or as a cross- complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

4.5Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)         Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)         The terms of this Amendment are contractual and not a mere recital.

(d)This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)         Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

5.     Due Authorization. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank that it has the power and due authority to execute and deliver this Amendment.

6.     Bank Expenses. Borrower shall reimburse Bank for all unreimbursed Bank Expenses, including without limitation, all legal fees and expenses incurred in connection with this Amendment.

7.     Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including portable document format (PDF) or any electronic signature complying with the United States Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. If this Amendment is placed in escrow with any party or its respective counsel, no agreement shall be binding against any party hereto unless and until all documents have been released from escrow in writing by Bank or its counsel.

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Exhibit 10.3

9.         Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

10.Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

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Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER
FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank))		OWLET BABY CARE, INC.

By:	/s/ Zach Norris	By:	/s/ Kathryn Scolnick
Name:	Zach Norris	Name:	Kathryn Scolnick
Title:	Managing Director	Title:	Chief Financial Officer

OWLET, INC.

		By:	/s/ Kathryn Scolnick
		Name:	Kathryn Scolnick
		Title:	Chief Financial Officer

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Exhibit 10.3

Schedule I
EXHIBIT A
COMPLIANCE STATEMENT

TO:    FIRST-CITIZENS BANK & TRUST COMPANY    Date:      FROM: OWLET BABY CARE INC. and OWLET, INC.

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending      with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, along with reconciliations, detailed debtor report, and general ledger	Monthly within 30 days	Yes No
Borrowing Base Statements	Monthly within 7 days	Yes No
Board approved projections	FYE within 60 days and as amended/updated	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Liquidity	$ 15,000,000.00	$	Yes No
Minimum Adjusted EBITDA	See Schedule 1	$	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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Exhibit 10.3

Schedule 1 to Compliance Statement Financial Covenants of Borrower
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

I.Liquidity (Section 5.10(a)) Required:    $15,000,000.00 Actual:

A.	Unrestricted and unencumbered cash and Cash Equivalents	$_______
B.	The lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base in each case not to exceed $10,000,000.00.	$_______
C.	The outstanding principal balance of any Advances	$_______
D.	Availability Amount (Line B minus Line C)	$_______
E.	Liquidity (line A plus line D)	$_______

Is line C equal to or greater than $15,000,000.00?

     No, not in compliance         Yes, in compliance

II.Adjusted EBITDA (Section 5.10(b))

Required:

Quarter Ending	Minimum Adjusted EBITDA
March 31, 2023	[***]
June 30, 2023	[***]
September 30, 2023	[***]
December 31, 2023	[***]

Actual:

A.    Net Income    $

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Exhibit 10.3

B.	To the extent included in the determination of Net Income
	1. The provision for income taxes	$
	2. Depreciation expense	$
	3. Amortization expense	$
	4. Net Interest Expense	$
	5. Non-cash stock compensation expense	$
	6. Non-recurring transaction expenses associated with raising preferred equity in an aggregated amount not to exceed $1,000,000.00 at any given time	$
	7. Non-cash warrant expense	$
	8. The sum of lines 1 through 7	$
C.	Adjusted EBITDA (line A plus line B.8)

Is line C equal to or greater than the amount required for the corresponding measuring period set forth in the chart above?

     No, not in compliance         Yes, in compliance

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